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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  JUNE 21, 1996
                Date of Report (Date of earliest event reported)

                       AMERICAN REAL ESTATE PARTNERS, L.P.
             (Exact Name of Registrant as Specified in its Charter)

     DELAWARE                     1-9516                      13-3398766
    (State of                   (Commission                 (IRS Employer
   Organization)                File Number)             Identification Number)

                             100 SOUTH BEDFORD ROAD
                               MT. KISCO, NY 10549
         (Address of Registrant's Principal Executive Office) (Zip Code)

                                 (914) 242-7700
              (Registrant's telephone number, including area code)

                          ----------------------------
          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS.

         On June 21, 1996, the Registrant announced that the Board of Directors of its General Partner had approved the proposal of an amendment to the Registrant's partnership agreement to permit the Registrant to invest in securities issued by companies that are not necessarily engaged as one of their primary activities in the ownership, development or management of real estate. Mr. Carl C. Icahn is Chairman of the Board of the General Partner and controls High Coast Limited Partnership ("High Coast"), which beneficially owns approximately 50.6% of AREP's Depositary Units. High Coast has indicated to AREP that it will consent to such amendment, which requires approval of a majority in interest. Reference is made to the press release, dated June 21, 1996, annexed hereto as Exhibit 1, for information regarding the announcement.

ITEM 7.  EXHIBITS.

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         Exhibit No.                      Description of Document
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
            1                  Press Release, dated June 21, 1996.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  AMERICAN REAL ESTATE PARTNERS, L.P.
                                  (Registrant)

                                  By: American Property Investors, Inc.
                                      General Partner


                                  By: /s/John P. Saldarelli
                                      ----------------------------------
                                      John P. Saldarelli
                                      Secretary and Treasurer

Date:  June 21, 1996

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                                  EXHIBIT INDEX

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

Exhibit Number      Description                                 Page No.
- --------------      ------------                                --------
      1             Press Release, dated June 21, 1996.            5
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